UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________________________________
FORM 8-K
_______________________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 4, 2016 (October 4, 2016)
 _______________________________________________
EZCORP, Inc.
(Exact name of registrant as specified in its charter)
 _______________________________________________________

Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2500 Bee Cave Road, Rollingwood, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
_______________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)
EZCORP, Inc. (the “Company”) has named Joseph L. Rotunda as Chief Operating Officer (principal operating officer), effective October 4, 2016. Mr. Rotunda is a member of the Company’s Board of Directors and will continue to serve in that role. In his role as Chief Operating Officer, Mr. Rotunda will continue to report to Stuart I. Grimshaw, Chief Executive Officer; will share the senior management oversight responsibilities for the Company’s U.S. and Mexico pawn businesses with Mr. Grimshaw; and will also be responsible for a number of operational support functions.

Mr. Rotunda, age 69, has been serving in the position of President, North American Pawn since May 2015. He previously served as the Company’s President and Chief Executive Officer, and a member of the Company’s Board of Directors, from August 2000 to November 2010. For a description of Mr. Rotunda’s background, see the biographical information set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2015 (“Item 10 — Directors, Executive Officers and Corporate Governance — Board of Directors — Biographical Information — Joseph L. Rotunda”), which is incorporated herein by reference.
The terms of Mr. Rotunda’s compensation arrangements were not changed in connection with his appointment as Chief Operating Officer.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date:	October 4, 2016	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President, General Counsel and Secretary